UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

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On August 4, 2017, David S. Taylor, Chairman, President and Chief Executive Officer of The Procter & Gamble Company (“P&G”), sent the following communication to certain former employees of P&G and may in the future send the same or substantially similar communications from time to time:

As a member of our P&G family, I wanted to share some background with you on the proxy contest initiated by Nelson Peltz of Trian Partners, an activist hedge fund in New York.

Trian is seeking Board representation, against the recommendation of the P&G Board, at the Company’s annual meeting on October 10. As with all investors, P&G has maintained an active and constructive dialogue with Trian since it made its investment in the Company, and I, as well as members of our Board, have personally been involved in discussions with Mr. Peltz.

I firmly believe we – the people of P&G – are in the best position to win without adding Mr. Peltz to the Board. We have the right plan in place and it is working.

In fiscal year 2017, we met or exceeded our objectives. We said we would accelerate organic sales growth, and we did. We said we would deliver mid-single-digit core earnings per share growth, and we exceeded that objective. We said we would deliver another year of 90% or better adjusted free cash flow productivity, and we did.

But rest assured we know that much work remains. We are committed to continuing our progress, and accelerating our efforts. Achieving and surpassing our objectives will not only require continued focus as an organization, but also that we prevent anything from derailing the work that is delivering improvement.

I will continue to seek a constructive discussion with and listen to Mr. Peltz, as I would with any P&G shareholder. If he has good ideas, I’ll take them to our Board. To be clear, it is something very different to listen to an investor versus adding him to P&G’s Board of Directors.

P&G has a world-class and experienced Board of Directors, many of whom have run successful businesses and led significant transformations. We have rigorous selection criteria for Board membership, which has produced a diverse, world-class Board. I can assure you, as P&G’s CEO, that this Board is highly engaged and pushes me and pushes our entire team to deliver for you and all of our shareholders.

With this Board’s leadership, we firmly believe we have what we need to execute our strategy to drive innovation, accelerate organic sales and volume growth, improve productivity and cost structure, and strengthen P&G’s organization and culture.

If you are a P&G shareowner, you will receive a proxy mailing and other communications from Trian that will make their case for putting Trian CEO Nelson Peltz on our Board. We strongly disagree.

You will also receive communication from P&G, including our proxy mailing, which recommends a vote for P&G’s current Board of Directors. We believe we can – and we will – continue to make strong progress in delivering results without being distracted.

So, we ask those of you who own shares to vote FOR ALL 11 of P&G’s highly qualified and experienced Director nominees. You can do this by voting the Blue Proxy Card.

Please take a moment to review the instructions below.

•	Employee shareholders will receive materials both from P&G and Trian. P&G’s proxy materials, which all shareholders will receive in the mail, contain the Blue Proxy Card or voting instruction form. Use the Company’s Blue Proxy Card or voting instruction form to vote FOR ALL 11 of P&G’s Director nominees.

•	Trian’s proxy materials contain a white proxy card or voting instruction form. We urge you NOT to vote using any WHITE Proxy Card or voting instruction forms you might receive from Nelson Peltz of Trian. Please disregard and discard the white Proxy Card.

•	If you hold shares in more than one account, you may receive separate proxy cards or voting instruction forms for each account. It is very important that you submit a vote on the Blue Proxy Card for each account in which you hold shares. Your vote matters. Not voting means your voice will not be heard. Please vote the Blue Proxy Card.

Thank you, again, for your support of P&G as part of our family. We are working hard to accelerate our plans and raise the bar, and will do so while staying true to our Purpose, Values and Principles that have guided us for 180 years of growth and good corporate citizenship.

Thank you.

David Taylor

Chairman, President and Chief Executive Officer

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, including achieving and maintaining our intended tax treatment of the related transactions, and our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.